Exhibit 3.1

BY-LAWS OF

ATWOOD OCEANICS, INC.

MAY 24, 2012

ii

iii

BY-LAWS OF

ATWOOD OCEANICS, INC.

ARTICLE I

OFFICES

Section 1.1 Registered Office. Until the Board of Directors otherwise determines, the registered office and registered agent of Atwood Oceanics, Inc., a Texas corporation (the “Corporation”), will be as set forth in the Corporation’s Amended and Restated Certificate of Formation (as amended from time to time, the “Certificate of Formation”). The Corporation may change its registered office, registered agent, or both by filing a statement of change with the Secretary of State of the State of Texas.

Section 1.2 Other Offices. The Corporation may also have offices at such other places, both within or without the State of Texas, as the Board of Directors may, by resolution, from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 2.1 Meetings. All meetings of the shareholders will be held at such time and place, within or outside the State of Texas, as shall be designated by the Board of Directors or as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may determine that any meeting may be held solely by means of remote communication in accordance with Texas law.

Section 2.2 Annual Meeting. An annual meeting of the shareholders shall be held for the purpose of electing directors and for the transaction of any and all such other business as may properly be brought before or submitted to the meeting. At the annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the annual meeting as set forth in Section 2.13 and Section 3.7 hereof.

Section 2.3 Special Meetings. Special meetings of the shareholders (unless otherwise prescribed by law, the Certificate of Formation or these By-Laws) may be called by the Board of Directors, the Chairman of the Board or the President. Special meetings of shareholders shall be called by the President or the Secretary of the Corporation on the written request in proper form of the holders of not less than 10% of all the shares of capital stock of the Corporation entitled to vote at such meeting.

To be in proper form, such request by the requisite holders shall set forth as to each such holder and each matter proposed to be brought before the special meeting (i) a description of the proposal and the reasons for conducting such business at the special meeting, together with the text of the proposal or business (including the text of any resolutions proposed for consideration), (ii) the name and address of such shareholder, as they appear on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the proposal is made and the name and address of any other shareholders known by such shareholder to be supporting such business or proposal, (iii) any Disclosable Interests of such shareholder and such beneficial owner, if any, (iv) any material interest of such shareholder and beneficial owner, if any, in such business or proposal, (v) a representation that such shareholder intends to appear in person or by proxy at the special meeting to bring such business before the meeting and (vi) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with such business or proposal by such shareholder. In addition to the requirements of this Section 2.3, each shareholder making such request shall comply with all requirements of applicable law, including all requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any request to call a special meeting.

Upon receipt of such request and any related notice required by these By-laws in each case in proper form and in accordance with this Section 2.3, the Board of Directors shall set a date for the special meeting, shall set a record date in accordance with Section 2.17, and shall cause an appropriate officer of the Corporation to give the notice required under Section 2.4.

Notwithstanding anything in these By-Laws to the contrary, the President or Secretary shall not be required to call a special meeting pursuant to this Section 2.3 except in accordance with this Section 2.3. If the Board of Directors shall determine that any request to call and hold a special meeting was not properly made in accordance with this Section 2.3, or shall determine that the shareholder or shareholders submitting a request to call the special meeting have not otherwise complied with this Section 2.3, then neither the President nor the Secretary shall be required to call the special meeting, and the Board of Directors shall not be required to set a date or a record date for the meeting or cause the notice thereof to be given.

Each of the shareholders making the request for a special meeting pursuant to this Section 2.3 shall further update and supplement the information provided pursuant to such request, if necessary, so that the information provided or required to be provided pursuant to such request shall be true and correct as of the record date for the special meeting and as of the date that is ten business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than five business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the special meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the special meeting) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the special meeting or any adjournment or postponement thereof). In addition, each of such shareholders shall update and supplement such information, and deliver such update and supplement to the principal executive offices of the Corporation, promptly following the occurrence of any event that materially changes the information provided or required to be provided pursuant to this Section 2.3.

Except in accordance with this Section 2.3, shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders. Shareholders who nominate persons for election to the board of directors at a special meeting at which directors are to be elected must also comply with the requirements set forth in Section 3.7.

For purposes of these By-laws:

(i) a “Derivative Instrument” means any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the price, value or volatility of any class or series of shares of capital stock of the Corporation, any “call equivalent position” or “put equivalent position” (as such terms are defined in Rule 16a-1(b) under the Exchange Act) that is, directly or indirectly, held or maintained by such shareholder and beneficial owner, if any, with respect to any shares of any class or series of capital stock of the Corporation (including any security or instrument that would not otherwise constitute a derivative security for purposes of such definitions as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination) or any other derivative or synthetic arrangement having characteristics of a long position in, or a short position with respect to, any class or series of shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise; and

(ii) a “Disclosable Interest” with respect to a person means (A)(1) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially (within the meaning of Rule 13d-3 of the Exchange Act) and of record by such person (for purposes of this Section 2.3, Section 2.13 and Section 3.7, a person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future), (2) any Derivative Instrument directly or indirectly owned beneficially by such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such person with respect to any shares of any security of the Corporation, (4) any pledge by such person of any security of the Corporation or any short interest of such person in any security of the Corporation (for purposes of this Section 2.3, Section 2.13 and Section 3.7, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such person that are separated or separable from the underlying shares of capital stock of the Corporation, (6) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such person is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, for purposes of clauses (A)(1) through (A)(7) above, any of the foregoing held by members of such person’s immediate family sharing the same household, (B) any material pending or threatened legal proceeding in which such person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (C) any other material relationship between such person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (D) any direct or indirect material interest in any material contract or agreement of such person with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal or the election of directors in a contested election, as applicable, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Section 2.4 Notices of Shareholders’ Meetings. Written or printed notice stating the place, day and hour of any meeting of the shareholders, the means of any remote communications by which shareholders may be considered present and may vote at the meeting and, in case of a special meeting, the purposes for which the meeting is called (which may include, in the case of any special meeting called at the written request of shareholders pursuant to the provisions of Section 2.3, any purpose or purposes (in addition to the purpose or purposes stated by the requesting shareholders pursuant to Section 2.3) as the Board of Directors may determine) will be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting. The notice will be delivered in person, by electronic transmission, or by mail at the direction of the President, a Vice President, the Secretary, or any other officer or person calling the meeting to each shareholder of record entitled to vote at the meeting. If mailed, the notice will be deemed delivered when deposited in the United States mail, addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the Corporation, with postage prepaid. If transmitted by facsimile or electronic message, the notice will be deemed delivered when the facsimile or electronic message is successfully transmitted.

Section 2.5 Quorum of Shareholders. The holders of at least a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, the Certificate of Formation or these By-Laws. Once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may properly be brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

Section 2.6 Adjournments of Annual and Special Meetings of the Shareholders. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting from time to time, without notice (other than announcement at the meeting), until a quorum shall be present or represented. When a quorum is assembled for such an adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 2.7 Meetings of the Shareholders. The President of the Corporation, or in the event of his absence or omission or refusal to so act, a Vice President of the Corporation, shall call each meeting of the shareholders to order and shall act as Chairman of such meeting. If for any reason whatever, neither the President nor a Vice President of the Corporation acts or will act as the Chairman of the meeting of the shareholders, then the shareholders present, in person or by proxy, and entitled to vote thereat may by majority vote appoint a Chairman who shall act as Chairman of the meeting.

The Secretary of the Corporation, or in the event of his absence, omission or refusal to act, an Assistant Secretary, shall act as Secretary of each meeting of the shareholders. If for any reason whatever, neither the Secretary nor an Assistant Secretary acts or will act as Secretary of the meeting of shareholders, then the Chairman of the meeting or, if he fails to do so, the shareholders present, either in person or by proxy, and entitled to vote thereat may by majority vote appoint any person to act as Secretary of the meeting.

Section 2.8 Attendance and Proxies. At any meeting of the shareholders, every shareholder having the right to vote will be entitled to vote in person or by proxy executed in writing by the shareholder and bearing a date not more than eleven months before the meeting, unless the proxy provides for a longer period. A telegram, telex, cablegram, or other form of electronic transmission, including telephonic transmission, by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, is considered an execution in writing for purposes of this Section 2.8. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder to the extent required by applicable law. Each proxy will be revocable unless expressly provided that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 2.9 Voting of Shares. At each meeting of the shareholders, each shareholder shall be entitled to such number of votes, in person or by proxy, for each share having voting power held by such shareholder, as is specified in the Certificate of Formation (including the resolution of the Board of Directors (or a committee thereof) creating such shares), except to the extent that the voting rights of the shares of any class or series are limited or denied by the Certificate of Formation and except that each share of common stock, par value $1.00 per share, of the Corporation shall be entitled to one vote per share. Treasury shares and shares of the Corporation’s own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time; provided that the foregoing shall not preclude the Corporation from voting shares of its capital stock held or controlled by the Corporation in a fiduciary capacity or for which the Corporation otherwise exercises voting power in a fiduciary capacity.

At any election for directors of the Corporation, each and every shareholder entitled to vote may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which his shares are entitled; or each shareholder may distribute his votes on the same principle among as many candidates for directors as the shareholder thinks fit.

Any shareholder who intends to cumulate his votes must give written notice of this intention to the Secretary of the Corporation on or before the day preceding the election at which the shareholder intends to cumulate his votes.

The candidates for directors receiving the highest number of votes, up to the number of directors to be elected, are elected.

Section 2.10 Voting of Shares Owned by Another Corporation. Shares of stock of this Corporation standing in the names of another corporation, domestic or foreign, on the books and records of this Corporation and having voting rights may be voted by such officer, agent or proxy as the By-Laws of such other corporation may authorize, or, in the absence of such authorization, as the Board of Directors of such other corporation may determine, subject to such provisions of the Texas Business Organizations Code as may be applicable in any instance.

Section 2.11 Shares Held by Fiduciaries, Receivers, Pledgees. Shares held by an administrator, executor, guardian, or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him unless such share shall have been transferred into his name as trustee. Shares standing in the name of a receiver on the books and records of this Corporation may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without such shares being transferred into his name if appropriate authority so to do be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until such shares have been transferred on the books and records of the Corporation into the name of the pledgee, unless in the transfer by the pledgor on the books and records of the Corporation, he shall have expressly empowered the pledgee to vote such shares, and thereafter the pledgee shall be entitled to vote the share so transferred.

Section 2.12 Decisions at Meetings of Shareholders. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares entitled to vote on, and who voted for or against, the matter shall decide any matter brought before such meeting, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Organizations Code, and shall be the act of the shareholders, unless otherwise provided by the Certificate of Formation or these By-Laws, or by resolution of the Board of Directors in accordance with the Texas Business Organizations Code. In the case of a matter submitted for a vote of the shareholders as to which a shareholder approval requirement is applicable under the shareholder approval policy of any stock exchange or quotation system on which the capital stock of the Corporation is traded or quoted, the requirements of Rule 16b-3 under the Exchange Act or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the Texas Business Organizations Code, the Certificate of Formation or these By-Laws, the vote required for approval shall be the requisite vote specified in such shareholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable). In the case of any proposal for shareholder action properly made by a shareholder pursuant to Rule 14a-8 under the Exchange Act, the vote required for approval shall be the affirmative vote of the holders of a majority of the shares entitled to vote on, and who voted for or against or abstained from voting on, the matter.

All voting shall be viva voce, except that upon the determination of the officer or person presiding at the meeting, voting on any question, matter or business at such meeting shall be by ballot. In the event any business, question or matter is so voted upon by ballot, then each ballot shall be signed by the shareholder voting or by his proxy and shall state the number of shares so voted.

Section 2.13 Shareholder Proposals (Other than Director Nominations). At an annual meeting of shareholders of the Corporation, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such annual meeting. To be properly brought before an annual meeting, business or proposals (other than any nomination of directors of the Corporation, which is governed by Section 3.7 hereof) must (i) be specified in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 2.4 hereof, (ii) otherwise be properly brought before the annual meeting by or at the direction of the Board of Directors or (iii) be properly brought before the meeting by a shareholder of the Corporation who (A) is a shareholder of record at the time of the giving of such shareholder’s notice provided for in this Section 2.13 and on the record date for the determination of shareholders entitled to vote at such annual meeting, (B) shall be entitled to vote at the annual meeting and (C) complies with the requirements of this Section 2.13, and otherwise be proper subjects for shareholder action and be properly introduced at the annual meeting. Clause (iii) of the immediately preceding sentence shall be the exclusive means for a shareholder to submit business or proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the notice relating to the meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 2.4 hereof) before an annual meeting of shareholders of the Corporation.

For a proposal to be properly brought before an annual meeting by a shareholder of the Corporation pursuant to these provisions, in addition to any other applicable requirements, such shareholder must have given timely advance notice thereof in writing to the Secretary of the Corporation. To be timely, such shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the annual meeting date of the immediately preceding annual meeting; provided, however, that if the scheduled annual meeting date is called for a date that is not within 30 days before or after such anniversary date, notice by such shareholder, to be timely, must be so delivered or received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was mailed to shareholders of the Corporation or the day on which such public disclosure was made. In no event shall any adjournment, postponement or deferral of an annual meeting or the announcement thereof commence a new time period for the giving of a timely notice as described above.

Any such shareholder’s notice to the Secretary of the Corporation shall set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, together with the text of the proposal or business (including the text of any resolutions proposed for consideration), (ii) the name and address of such shareholder proposing such business, as they appear on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the proposal is made and the name and address of any other shareholders known by such shareholder to be supporting such business or proposal, (iii) any Disclosable Interests of such shareholder and such beneficial owner, if any, (iv) any material interest of such shareholder and beneficial owner, if any, in such business or proposal, (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (vi) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with such business or proposal by such shareholder.

A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.13 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). In addition, a shareholder providing notice of business proposed to be brought before an annual meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Corporation, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 2.13.

The President of the Corporation or, if he is not presiding, the presiding officer of the meeting of shareholders of the Corporation shall determine whether the requirements of this Section 2.13 have been met with respect to any shareholder proposal. If the President or the presiding officer determines that any shareholder proposal was not made in accordance with the terms of this Section 2.13, he shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.

For purposes of this Section 2.13 and Section 3.7, “public disclosure” shall mean disclosure in a press release issued by the Corporation or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

At a special meeting of shareholders of the Corporation, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such special meeting. To be properly brought before such a special meeting, business or proposals (other than any nomination of directors of the Corporation, which is governed by Section 3.7 hereof) must (i) be specified in the notice relating to the meeting (or any supplement thereto) given in accordance with Section 2.3 and Section 2.4 hereof or (ii) constitute matters incident to the conduct of the meeting as the President of the Corporation or the presiding officer of the meeting shall determine to be appropriate.

This Section 2.13 is expressly intended to apply to any business proposed to be brought before an annual or special meeting of shareholders other than any proposal properly made pursuant to Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors. In addition to the foregoing provisions of this Section 2.13, a shareholder of the Corporation shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13. Nothing in this Section 2.13 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Formation or these By-Laws.

Section 2.14 List of Shareholders. The officer or agent who has charge of the stock transfer books of the Corporation shall prepare and make, at least eleven (11) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, showing the address and the type and number of shares held by each shareholder and number of votes to which each shareholder is entitled (if different from the number of shares). Such list shall be kept on file at the registered office or the principal place of business of the Corporation and shall be open to inspection by any shareholder at any time during usual business hours, for a period of at least ten (10) days prior to such meeting.

Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. The Corporation is not required to include any electronic contact information of any shareholder on the list. If the Corporation elects to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation. Such list shall also be produced and kept open at the time and place of such meeting during the whole time thereof, and may be inspected by any shareholder who is present. If the meeting is held by means of remote communication, the list must be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer book or to vote at any such meeting of shareholders.

Section 2.15 Action Without Meeting. The shareholders of the Corporation may take action without holding a meeting, providing notice or taking a vote if each shareholder entitled to vote on the action signs a written consent or consents stating the action taken.

Section 2.16 Telephone or Remote Communications. Shareholders may participate in and hold a shareholders’ meeting by means of conference telephone or similar communications equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination thereof, if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened, if (i) the Corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder; (ii) the Corporation implements reasonable measures to provide the shareholders at the meeting by means of remote communication a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of a meeting substantially concurrently with the proceedings; and (iii) the Corporation maintains a record of any shareholder vote or other action taken at the meeting by means of remote communication.

Section 2.17 Record Date. The Board of Directors shall have the power to close the stock transfer books of the Corporation or, in lieu thereof, to fix a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of the shareholders and at any adjournment or adjournments thereof and to fix a record date for any other purpose or purposes as provided in Section 8.6 of these By-Laws.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 Board of Directors. The business, property and affairs of the Corporation shall be managed and controlled by the Board of Directors and, subject to such restrictions, if any, as may be imposed by law, the Certificate of Formation or by these By-Laws, the Board of Directors may, and are fully authorized to, exercise all the powers of the Corporation. Directors need not be residents of the State of Texas or shareholders of the Corporation.

In addition to the powers and authority expressly conferred on the Board of Directors by law, the Certificate of Formation or these By-Laws, the Board may exercise all the powers of the Corporation and do all such lawful acts and things as may be done by the Corporation which are not by the laws of the State of Texas, the Certificate of Formation or these By-Laws directed or required to be exercised or done by the shareholders.

Section 3.2 Number of Directors. Within any limits specified in the Certificate of Formation, the number of directors shall be established, and may be increased or decreased from time to time, by resolution of the Board of Directors of the Corporation.

Section 3.3 Election and Term. Except as otherwise provided in Section 3.5, all directors (the number of which shall be established by the Board of Directors as provided by Section 3.2) shall be elected at each annual meeting to hold office for one year and until their successors are elected and qualified.

Section 3.4 Resignation. Any director of the Corporation may resign at any time as provided in Section 9.5 of these By-Laws.

Section 3.5 Vacancy and Increase. Any vacancy or vacancies occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until his successor shall have been elected and qualified. In case of any increase in the number of directors, the additional director or directors shall be elected at either an annual meeting or at a special meeting of the shareholders called for that purpose.

Section 3.6 Removal. The directors of the Corporation, and each of them, may be removed from office from time to time and at any time with or without cause, by the shareholders entitled to vote, at any meeting thereof at which a quorum is present, by the vote of a two-thirds majority of the votes of the shareholders present in person or by proxy and entitled to vote thereat; and any vacancy or vacancies in the Board of Directors resulting therefrom may be filled by the remaining directors, though less than a quorum.

Section 3.7 Nomination of Directors. (a) Subject to such rights of holders of shares of one or more outstanding series of preferred stock of the Corporation to elect one or more directors of the Corporation under circumstances as shall be provided by or pursuant to the Certificate of Formation, only persons who are nominated in accordance with the procedures set forth in this Section 3.7 shall be eligible for election as, and to serve as, directors of the Corporation. Nominations of persons for election to the Board of Directors may be made only at a meeting of the shareholders of the Corporation at which directors of the Corporation are to be elected (as specified in the notice of meeting in accordance with Section 2.3 and Section 2.4 of these By-Laws) (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of the giving of such shareholder’s notice provided for in this Section 3.7 and on the record date for the determination of shareholders entitled to vote at such meeting, who shall be entitled to vote at such meeting in the election of directors of the Corporation and who complies with the requirements of this Section 3.7. Clause (ii) of the immediately preceding sentence shall be the exclusive means for a shareholder to make any nomination of a person or persons for election as a director of the Corporation at an annual meeting or special meeting. Any such nomination by a shareholder of the Corporation shall be preceded by timely advance notice in writing to the Secretary of the Corporation.

To be timely with respect to an annual meeting, such shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the annual meeting date of the immediately preceding annual meeting; provided, however, that (1) if the scheduled annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by such shareholder, to be timely, must be so delivered or received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was mailed to shareholders of the Corporation or the day on which such public disclosure was made; and (2) if the number of directors to be elected to the Board of Directors at such annual meeting is increased and there is no prior notice or public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to such anniversary date, a shareholder’s notice required by this Section 3.7(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the principal executive offices of the Corporation not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to shareholders of the Corporation or the day on which such public disclosure was made. To be timely with respect to a special meeting, such shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the scheduled special meeting date; provided, however, that if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, notice by such shareholder, to be timely, must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to shareholders of the Corporation or the day on which such public disclosure was made. In no event shall any adjournment, postponement or deferral of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

Any such shareholder’s notice to the Secretary of the Corporation shall set forth (i) as to each person whom such shareholder proposes to nominate for election or re-election as a director of the Corporation, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors of the Corporation in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, the written consent of such person to having such person’s name placed in nomination at the meeting and to serve as a director of the Corporation if elected), and (D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such shareholder and such beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) the name and address of such shareholder giving the notice, as they appear on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the nomination is made and the name and address of any other shareholders known by such shareholder to be supporting such nomination; (iii) any Disclosable Interests of such shareholder, such beneficial owner, if any, and the proposed nominee; (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (v) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder; and (vi) any other information relating to such shareholder, beneficial owner, if any, and nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors of the Corporation in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Any such shareholder’s notice to the Secretary of the Corporation shall also include or be accompanied by, with respect to each nominee for election or reelection to the Board of Directors, a completed and signed questionnaire, representation and agreement required by Section 3.7(b). The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.7(a) shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). In addition, a shareholder providing notice of any nomination proposed to be made at a meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Corporation, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 3.7(a).

In addition to the foregoing provisions of this Section 3.7, a shareholder of the Corporation shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.7. Nothing in this Section 3.7 shall be deemed to affect any rights of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Formation or these By-Laws.

(b) To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.7(a)) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background, qualification, stock ownership and independence of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(c) The President of the Corporation or, if he is not presiding, the presiding officer of the meeting of shareholders of the Corporation shall determine whether the requirements of this Section 3.7 have been met with respect to any nomination or intended nomination. If the President or the presiding officer determines that any nomination was not made in accordance with the requirements of this Section 3.7, he shall so declare at the meeting and the defective nomination shall be disregarded. In addition to the foregoing provisions of this Section 3.7, a shareholder of the Corporation shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.7.

Section 3.8 Offices and Records. The directors may have or establish one or more offices of the Corporation and keep the books and records of the Corporation, except as otherwise provided by statue, in such place or places in the State of Texas or outside the State of Texas, as the Board of Directors may from time to time determine.

Section 3.9 Meeting of Directors. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

Section 3.10 Regular Meetings. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders. The Board of Directors shall also meet regularly at such other times as shall be designated by the Board of Directors. No notice of such first meeting or other regular meetings shall be required.

Section 3.11 Special Meetings. Special meetings of the Board of Directors shall be held whenever and wherever called or provided to be held by the President or by any three of the Directors for the time being in office, and at the place, day and hour determined by the officer or the three directors calling or providing for the holding of the particular meeting, in each instance, and such determination may be conclusively evidenced in a call, waiver of notice or by an electronic transmission signed or delivered by such officer or such three directors.

Section 3.12 Notice. The Secretary or an Assistant Secretary shall, but in the event of the absence of the Secretary or an Assistant Secretary or the failure, inability, refusal or omission on the part of the Secretary or an Assistant Secretary so to do, any other officer of the Corporation may, give notice of each special meeting, and of the place, day and hour of the particular meeting, in person or by mail, or by telephone, telegraph, electronic transmission or other means of communication, at least three (3) days before the meeting of each director. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.13 Business to be Transacted. Neither the business to be transacted at, nor the purpose or purposes of, any regular or special meeting of the Board of Directors need be specified in the notice or any waiver or waivers of notice of such meeting. Any and all business of any nature or character whatsoever may be transacted and action may be taken thereon at any such first meeting or at any other meeting, regular or special, of the Board of Directors. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

Section 3.14 Quorum—Adjournment if Quorum is not Present. A majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of any and all business, but if at any meeting, regular or special, or any first meeting, of the Board of Directors there be less than a quorum present, a majority of those present, or if only one director be present, then such director, may adjourn the meeting from time to time without notice, other than by announcement at the meeting, until a quorum shall be present at the meeting. A majority of the directors present at any meeting of the Board of Directors, or if only one director be present, then such director, may adjourn any meeting of the Board from time to time without notice, other than by announcement at such meeting of the time and place at which the meeting will reconvene, until the transaction of any and all business submitted or proposed to be submitted to such meeting or any adjournment or adjournments thereof shall have been completed. The act of a majority of the directors present at any meeting of the Board of Directors at which a quorum is in attendance shall constitute the act of the Board of Directors unless the act of a greater number is required by the Certificate of Formation or by these By-Laws.

Section 3.15 Action Without Meeting. Unless otherwise restricted by law or the Certificate of Formation, any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed (including by electronic transmission) by all members of the Board of Directors or committee thereof, as the case may be. An electronic transmission of a consent by a director to the taking of an action is considered a signed writing if the transmission contains or is accompanied by information from which it can be determined that the electronic transmission was transmitted by the director and the date on which the director transmitted the electronic transmission. Such consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors or the committee, as the case may be, duly called and held.

Section 3.16 Compensation. Directors shall receive such compensation for their services as shall be determined by the Board of Directors. Unless otherwise determined by the Board of Directors, directors who also are employees of the Corporation shall receive no additional compensation for their services as a director of the Corporation.

Section 3.17 Order of Business. At all meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine. The Chairman of the Board shall preside at all meetings of the Board of Directors, or, in the absence of the Chairman of the Board, a chairman shall be chosen by the Board from among the directors present and such chairman so chosen shall preside at the meeting.

The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as Secretary of the meetings of the Board of Directors, but in the absence of the Secretary and an Assistant Secretary, or if for any reason neither acts as Secretary thereof, the chairman of the meeting shall appoint any person of his choice to act, and such person shall act as Secretary at the meeting.

Section 3.18 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

OFFICERS’ AND DIRECTORS’ SERVICES, CONFLICTING INTERESTS AND

INDEMNIFICATION

Section 4.1 Services. No director shall be required to devote his time or any particular portion of his time or render services or any particular services exclusively to this Corporation. Each and every director shall be entirely free to engage, participate and invest in any and all such businesses, enterprises and activities, either similar or dissimilar to the business, enterprise and activities of this Corporation, without breach of duty to this Corporation or to its shareholders and without accountability or liability to this Corporation or to its shareholders in any event or under any circumstances or conditions.

Each and every director shall be entirely free to act for, serve and represent any other corporation or corporations, entity or entities, and any person or persons, in any capacity or capacities, and be or become a director or officer, or both, of any other corporation or corporations, entity or entities, irrespective of whether or not the business, purposes, enterprises and activities, or any of them, thereof be similar or dissimilar to the business, purposes, enterprises and activities, or any of them, of this Corporation, without breach of duty to this Corporation or to its shareholders and without accountability or liability of any character or description to this Corporation or to its shareholders in any event or under any circumstances or conditions.

Section 4.2 Interested Directors and Officers. No contract or transaction between the Corporation and one or more directors or officers, or one or more affiliates or associates of one or more directors or officers, of the Corporation or between the Corporation and an entity or other organization in which one or more directors or officers, or one or more affiliates or associates of one or more directors or officers, of the Corporation is a managerial official or has a financial interest will be void or voidable, notwithstanding any such relationship or interest, if any one of the following conditions is satisfied: (1) the material facts as to such relationship or interest and as to the contract or transaction are disclosed to or known by (A) the Board of Directors or a committee thereof, and the Board of Directors or committee in good faith authorizes the contract or transaction by the approval of the majority of the disinterested directors or committee members, regardless of whether the disinterested directors or committee members constitute a quorum; or (B) the shareholders entitled to vote on the authorization of the contract or transaction, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or (2) the contract or transaction is fair to the Corporation when the contract or transaction is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders. Common or interested directors of the Corporation may be included in determining the presence of a quorum at a meeting of the Board of Directors, or a committee thereof, that authorizes the contract or transaction. A person who has the relationship or interest described in the first sentence of this Section 4.2 may (1) be present at or participate in and, if the person is a director or committee member, may vote at a meeting of the Board of Directors or of a committee thereof that authorizes the contract or transaction; or (2) sign, in the person’s capacity as a director or committee member, a unanimous written consent of the directors or committee members to authorize the contract or transaction.

Section 4.3 Indemnification and Expense Advances. The Corporation is authorized to, and shall, indemnify and advance expenses to directors of the Corporation in the manner prescribed in, and to the maximum extent permissible under, the Texas Business Organizations Code. The Corporation shall indemnify and advance expenses to officers of the Corporation in the same manner and to the same extent that it indemnifies and advances expenses to directors of the Corporation.

Section 4.4 Rights Not Exclusive. The indemnification provided by this Article IV shall not be deemed exclusive of any other rights to which any person in any capacity referred to in Section 4.3 may be entitled under any bylaw, agreement, vote of the shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding such office. Such indemnification shall continue as to a person who has ceased to act in any capacity referred to in Section 4.3 and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 4.5 Powers Not Exclusive. The indemnification provided by this Article IV shall not be deemed exclusive of any other power to indemnify or right to indemnification which the Corporation or any person in any capacity referred to in Section 4.3 may have or acquire under the law including, without limitation, the Texas Business Organizations Code, or any amendment thereto or substitute therefor.

Section 4.6 Applicability. The provisions of this Article IV shall be applicable to claims, actions, suits or other proceedings referred to in the Texas Business Organizations Code, made or commenced after the adoption hereof, whether arising from conduct or act or omission occurring before or after the adoption hereof.

Section 4.7 Insurance. The Corporation may, at the discretion of the Board of Directors, purchase and maintain insurance on behalf of the Corporation and any person whom it has power to indemnify pursuant to the Texas Business Organizations Code, the Certificate of Formation, or these By-Laws, or otherwise.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1 Committees of Directors. The Board of Directors may designate from among its members an Executive Committee and one or more other committees, each of which shall have and may exercise all of the authority of the Board of Directors to the extent delegated by the Board of Directors in the resolution designating such committee and permitted by the Texas Business Organizations Code.

Any member of a committee of the Board of Directors may be removed, with or without cause, by the affirmative vote of a majority of the Board of Directors. Vacancies in the membership of a committee (whether by death, resignation, removal or any other manner) may be filled by resolution of the Board of Directors. No notice of any meeting of any committee shall be required, and a majority of the members of the committee shall constitute a quorum for the transaction of business. The designation of such a committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

ARTICLE VI

OFFICERS

Section 6.1 Principal Officers. The officers of the Corporation shall be chosen by the Board of Directors. The officers shall be a President and a Secretary, and such number of Vice Presidents, a Treasurer and such number of Assistant Secretaries and Assistant Treasurers as the Board may from time to time determine or elect. Any person may hold two or more offices at the same time, except that the President and Secretary shall not be the same person.

Section 6.2 Additional Officers. The Board of Directors may appoint such other officers, agents and factors as shall deem necessary.

Section 6.3 Terms of Offices. Each officer shall hold his office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 6.4 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, at any time by a majority vote of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 6.5 Vacancies. A vacancy in any office may be filled by the vote of a majority of the Board of Directors then in office for the unexpired portion of the term of such office.

Section 6.6 Powers and Duties of Officers. The officers so chosen shall perform the duties and exercise the powers expressly conferred or provided for in these By-Laws, as well as the usual duties and powers incident to such office, and such other duties and powers as may be assigned to them from time to time by the Board of Directors or by the President.

Section 6.7 Chairman of the Board. The Board of Directors may select from among its members a Chairman of the Board who may, if so selected, preside at all meetings of the Board of Directors and approve the minutes of all proceedings thereat, and he shall be available to consult with and advise the officers of the Corporation with respect to the conduct of the business and affairs of the Corporation. The Board of Directors may designate that the Chairman of the Board be an officer of the Corporation and, in the absence of such designation, the Chairman of the Board shall not be considered an officer.

Section 6.8 The President. The President, subject to the control of the Board of Directors, shall be the chief executive officer of the Corporation and shall have general executive charge, management and control of the affairs, properties and operations of the Corporation in the ordinary course of its business, with all such duties, powers and authority with respect to such affairs, properties and operations as may be reasonably incident to such responsibilities; he may appoint or employ and discharge employees and agents of the Corporation and fix their compensation; he may take, execute, acknowledge and deliver any and all contracts, leases, deeds, conveyances, assignments, bills of sale, transfers, releases and receipts, any and all mortgages, deeds of trust, indentures, pledges, chattel mortgages, liens and hypothecations, and any and all bonds, debentures and notes, and any and all other obligations and encumbrances and any and all other instruments, documents and papers of any kind or character for and on behalf of and in the name of the Corporation, and, with the Secretary or an Assistant Secretary, he may sign all certificates for shares of the capital stock of the Corporation; he shall do and perform such other duties and have such additional authority and powers as from time to time may be assigned to or conferred upon him by the Board of Directors.

Section 6.9 Vice Presidents. Each Vice President shall have such powers and duties as may be conferred upon or assigned to him by the Board of Directors and shall in the order of their seniority have and exercise the powers of the President during that officer’s absence or inability to act. Any action taken by a Vice President on the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

Section 6.10 Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which come into his hands. When necessary or proper, he may endorse on behalf of the Corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as shall be selected or designated by or in the manner prescribed by the Board of Directors. He may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such officer as may be designated by the Board of Directors. Whenever required by the Board of Directors he shall render a statement of his cash account. He shall enter or cause to be entered, punctually and regularly, on the books of the Corporation to be kept by him or under his supervision or direction for that purpose, full and accurate accounts of all moneys received and paid out by, for or on account of the Corporation. He shall at all reasonable times exhibit his books and accounts and other financial records to any director of the Corporation during business hours. He shall have such other powers and duties as may be conferred upon or assigned to him by the Board of Directors. The Treasurer shall perform all acts incident to the position of Treasurer subject always to the control of the Board of Directors. He shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form and amounts as the Board of Directors may require.

Section 6.11 Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be conferred upon or assigned to him by the Board of Directors. The Assistant Treasurers shall have and exercise the powers of the Treasurer during that officer’s absence or inability to act.

Section 6.12 Secretary. The Secretary (1) shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders, in books provided for that purpose, (2) shall attend to the giving and serving of all notices, (3) may sign with the President or Vice President in the name of the Corporation and/or attest the signatures of either to all contracts, conveyances, transfers, assignments, encumbrances, authorizations and all other instruments, documents and papers, of any and every description whatsoever, of or executed for or on behalf of the Corporation and affix the seal of the Corporation thereto, (4) may sign with the President or a Vice President all certificates for shares of the capital stock of the Corporation and affix the corporate seal of the Corporation thereto, (5) shall have charge of and maintain and keep or supervise and control the maintenance and keeping the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors may authorize, direct or provide for, all of which shall at all reasonable times be open to the inspection of any director, upon request, at the office of the Corporation during business hours, (6) shall, in general, perform all the duties incident to the office of Secretary, and (7) shall have such other powers and duties as may be conferred upon or assigned to him by the Board of Directors.

Section 6.13 Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be conferred upon or assigned to him by the Board of Directors or the Secretary. The Assistant Secretaries shall have and exercise the powers of the Secretary during that officer’s absence or inability to act.

ARTICLE VII

BOOKS, DOCUMENTS AND ACCOUNTS

Section 7.1 Books, Documents and Accounts. The Board of Directors shall have power to keep the books, documents and accounts of the Corporation outside of the State of Texas; except that a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shall be kept at its registered office or principal place of business, or at the office of its transfer agent or registrar and the original or a duplicate stock ledger shall at all times be kept within the State of Texas.

ARTICLE VIII

CAPITAL STOCK

Section 8.1 Stock Certificates. Shares may be certificated or uncertificated. Uncertificated shares shall be issued in such form and recorded and maintained as shall be approved by the Board of Directors. For certificated shares, the certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. They shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and the number of shares. Every holder of stock in the Corporation shall be entitled, but not required, to have a certificate signed by, or in the name of the Corporation by the President, or a Vice President, and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation, with the seal of the Corporation or a facsimile thereof impressed or printed thereon. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used or placed on any such certificate or certificates shall have ceased to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate is, or such certificates are, issued, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon was or were such officer or officers at the time of issuance thereof, and with the same effect as if he or they were such officer or officers at the date of issuance thereof.

Section 8.2 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by the laws of the State of Texas and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by his attorney or attorneys-in-fact, legal representative or legal representatives, duly and lawfully authorized in writing, and upon the surrender of the certificate therefor, which shall be cancelled before the new certificate, certificates in the aggregate, for a like number of shares shall be issued.

The Board of Directors may appoint a transfer agent or registrar for each class of stock, and may require all stock certificates to bear the signature of such transfer agent and of such registrar or either of them.

Section 8.3 Registered Holders. The Corporation shall be entitled to treat the person in whose name any share of stock or any warrant, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided otherwise by the laws of the State of Texas.

Section 8.4 New Certificates. The Corporation may, in its sole discretion, issue a new certificate for shares of its stock in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative or representatives, to give the Corporation such statement under oath or other evidence of such loss or destruction as the Board may desire, and a bond in form, amount and with such surety or sureties as the Board of Directors may prescribe or determine, and sufficient, in the sole judgment of the Board, to indemnify and protect the Corporation against any and all claims, liabilities, costs and expenses that may be made or asserted against it or which it may suffer or incur or pay, on account of the alleged loss of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the sole discretion of the Board, it is proper so to do.

Section 8.5 Dividends. The Board of Directors may declare dividends as and when the Board deems expedient and as may be permitted by law and under the provisions of the Texas Business Organizations Code. Before declaring any dividend there may be reserved out of the earned surplus such sum or sums as the Board of Directors, from time to time in the absolute discretion of the directors, deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the Board may deem conducive to the interests of the Corporation, and the Board may abolish any such reserve in the manner in which it was created.

Section 8.6 Record Dates and Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors’ declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 8.7 Regulations. The Board of Directors shall have power and authority, and may delegate such power and authority to a committee of the Board of Directors or to the officers of the Corporation, to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement for certificates of shares of the capital stock of the Corporation.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Fiscal Year. The fiscal year of the Corporation shall be such as the Board of Directors shall, by resolution, provide or establish or such as the President shall determine subject to approval of the Board.

Section 9.2 Seal. The seal of the Corporation shall be in such form as the Board of Directors shall prescribe, and may be used by causing it or a facsimile thereof to be impressed, or affixed, or printed, or reproduced or in any other manner.

Section 9.3 Notice. Any notice to directors, shareholders and committee members shall be in writing and may be delivered personally, or by mail to the directors, shareholders or committee members at their respective addresses appearing on the books and share transfer records of the Corporation. Notice to shareholders shall be deemed to be given at the time when the same shall be so delivered or mailed. Notice to directors and committee members may also be given by nationally recognized overnight delivery or courier service, and shall be deemed given when such notice shall be received by the proper recipient or, if earlier, (i) in the case of an overnight delivery or courier service, one (1) day after such notice is sent by such overnight delivery or courier service; (ii) in the case of telegraph, when deposited at a telegraph office for transmission and all appropriate fees therefore have been paid; and (iii) in the case of mailing by U.S. mail, three (3) days after such notice is mailed as described above. On consent of a shareholder, director or committee member, notice from the Corporation may be given to the shareholder, director or committee member by electronic transmission. The shareholder, director or committee member may specify the form of electronic transmission to be used to communicate notice. The shareholder, director or committee member may revoke this consent by written notice to the Corporation. The consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of consent does not invalidate a meeting or other action. Notice by electronic transmission is deemed given when the notice is (i) transmitted to a facsimile number provided by the shareholder, director or committee member for the purpose of receiving notice; (ii) transmitted to an electronic mail address provided by the shareholder, director or committee member for the purpose of receiving notice; (iii) posted on an electronic network and a message is sent to the shareholder, director or committee member at the address provided by the shareholder, director or committee member for the purpose of alerting the shareholder, director or committee member of a posting; or (iv) communicated to the shareholder, director or committee member by any other form of electronic transmission consented to by the shareholder, director or committee member.

Section 9.4 Waiver of Notice. Whenever any notice is required to be given by law, the Certificate of Formation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. The business to be transacted at a regular or special meeting of the shareholders, directors, or members of a committee of directors or the purpose of a meeting is not required to be specified in a written waiver of notice or a waiver by electronic transmission unless required by the Certificate of Formation. Attendance of a director at any meeting of the Board of Directors or any committee thereof, and attendance of a shareholder at any meeting of the shareholders shall constitute a waiver of notice of such meeting, except where a director or shareholder attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 9.5 Resignations. Any director or officer may resign at any time. Each such resignation may be made in writing or by electronic transmission and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by either the Board of Directors or the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 9.6 Telephone and Similar Meetings. Directors and committee members may participate in and hold meetings by means of conference telephone or similar communications equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination thereof, if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting. Participation in such a meeting will constitute presence in person at the meeting, except when a director participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting had not been lawfully called or convened.

Section 9.7 Securities of Other Corporations. The President or any Vice President of the Corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

Section 9.8 Depositories. Funds of the Corporation not otherwise employed shall be deposited from time to time in such banks or other depositories as either the Board of Directors or the President or the Treasurer may select or approve.

Section 9.9 Signing of Checks, Notes, etc. In addition to and cumulative of, but in nowise limiting or restricting, any other provision or provisions of these By-Laws which confer any authority relative thereto, all checks, drafts and other orders for the payment of money or moneys out of funds of the Corporation and all notes and other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation, in such manner, and by such officer or officers, person or persons, as shall from time to time be determined or designated by or pursuant to resolution or resolutions of the Board of Directors; provided, however, that if, when, after and as authorized or provided for by resolution or resolutions of the Board of Directors the signature or signatures of any such officer or officers, person or persons, may be facsimile or facsimiles, engraved or printed, and shall have the same force and effect and bind the Corporation as though such officer or officers, person or persons, had signed the same personally, and, in event of the death, disability, removal or resignation of any such officer or officers, person or persons, if the Board of Directors shall so determine or provide, as though and with the same effect as if such death, disability, removal or resignation had not occurred.

Section 9.10 Persons. Wherever used or appearing in these By-Laws, pronouns of the masculine gender shall include the persons of the female sex as well as the neuter gender and the singular shall include the plural wherever appropriate.

Section 9.11 Laws and Statutes. Wherever used or appearing in these By-Laws, the words “law” or “laws” or “statute” or “statutes”, respectively, shall mean and refer to laws and statutes, or a law or a statute, of the State of Texas, to the extent only that such is or are expressly applicable, except where otherwise expressly stated or the context requires that such words not be so limited.

Section 9.12 Headings. The headings of the Articles and Sections of these By-Laws are inserted for convenience of reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.

ARTICLE X

AMENDMENTS

Section 10.1 Amendment of By-Laws. The By-Laws of the Corporation may be altered, amended or repealed or new By-Laws may be adopted by either the Board of Directors or the shareholders.

As last amended: May 24, 2012.

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